Exhibit 99.1

ClearOne Reports First Quarter 2018 Financial Results

●	Revenue continued to be impacted by infringement of ClearOne’s strategic patents
●	Sequential improvement in Gross Profit Margin

SALT LAKE CITY, UTAH – June 13, 2018 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three months ended March 31, 2018.

“Our revenue achievement for the first quarter of 2018 did not meet our expectations,” said Zee Hakimoglu, president and chief executive officer. “The adoption of Beamforming Microphone Array 2, along with our Converge Pro 2, our new platform for professional audio conferencing, remains challenged in large part because of our competitors’ product offering that directly infringes our strategic patents. We are taking action on three fronts. First and foremost, we are aggressively pursuing litigation to stop infringement of our valuable intellectual property, and we believe that we will prevail on the legal merits of our claims. Second, we are taking active measures to preserve cash, including suspending our dividend program, instituting cost-reduction plans across the company and allowing the share repurchase program to expire. And last but not the least, we are diligently developing superseding technologies and solutions to leapfrog our competition.”

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●

Q1 2018 revenue was $7.3 million, compared to $11.7 million in Q1 2017 and $9.3 million in Q4 2017. The year-over-year decrease as well as sequential revenue decline reflect an impact of the on-going harm of infringement of ClearOne’s patents resulting in slower adoption of our next generation professional audio conferencing platform. The patent infringement has also negatively impacted revenue from ClearOne’s other products that are sold with professional audio conferencing systems.

●

GAAP gross profit in Q1 2018 was $4.1 million compared to $6.7 million in Q1 2017 and $4.8 million in Q4 2017. GAAP gross profit margin was 56% in Q1 2018, compared to 57% in Q1 2017 and 51% in Q4 2017. Sequential improvement in gross margin was mainly due to reduced inventory obsolescence costs.

●

Operating expenses in Q1 2018 were $6.5 million, compared to $7.2 million in Q1 2017 and $5.8 million in Q4 2017 which included a receipt of $0.8 million from a legal settlement which reduced the operating expenses. The majority of the decrease in operating expenses over Q1 2017 is attributable to reduced legal expenses, capitalization of legal expenses related to patent litigation and reduced R&D related project expenses. Non-GAAP operating expenses in Q1 2018 were $6.1 million, compared to $6.3 million in Q1 2017 and $6.1 million in Q4 2017. The year over year decrease in Non-GAAP operating expenses was mainly due to the decrease in R&D expenditure.

●

GAAP net loss in Q1 2018 was $1.8 million, or $0.22 per share, compared to net loss of $0.5 million, or $0.05 per share, in Q1 2017 and net loss of $3.6 million, or $0.43 per share, in Q4 2017. Net loss in Q1 2018 was largely caused by the reduction in revenue and associated gross profit. Non-GAAP net loss was $1.5 million, or $0.18 per share, in Q1 2018, compared to non-GAAP net income of $0.1 million in Q1 2017 and net loss of $2.3 million, or $0.27 per share, in Q4 2017. Non-GAAP net loss in Q1 2018 was caused by lower revenues and reduction in associated gross margin.

Financial Summary
($ in 000, except per share)	Three months ended March 31,
	2018	2017	Change
GAAP
Revenue	$7,289	$11,678	-38%
Gross Profit	4,099	6,678	-39%
Operating loss	(2,442)	(526)	-364%
Net loss	(1,846)	(468)	-294%
Diluted loss per share	(0.22)	(0.05)	-340%
Non-GAAP
Non-GAAP Gross Profit	$4,104	$6,686	-39%
Non-GAAP Operating Income (Loss)	(1,957)	366	-635%
Non-GAAP Net Income (Loss)	(1,466)	149	-1084%
Non-GAAP Adjusted EBITDA	(1,801)	634	-384%
Non-GAAP Earnings (Loss) per share (Diluted)	(0.18)	0.02	-1000%

Balance Sheet Highlights

At March 31, 2018, cash, cash equivalents and investments were $16.1 million, as compared with $18.6 million at December 31, 2017. The Company continued to have no debt.

During Q1 of 2018, the Company paid a cash dividend of $0.07 per share and repurchased approximately 17,500 shares amounting to $0.1 million. As of March 31, 2018, the Company had acquired approximately 1.1 million shares amounting to $11.4 million since this program commenced in March 2016.

The Board of Directors has decided not to renew the repurchase program which terminated in March 2018. The Board also has decided to suspend the dividend program.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. More information about the Company can be found at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

CLEARONE, INC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As at
	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$5,577	$5,571
Marketable securities	3,132	2,689
Receivables, net of allowance for doubtful accounts of $491 and $472, respectively	6,247	7,794
Inventories, net	14,622	14,415
Distributor channel inventories	—	1,555
Prepaid expenses and other assets	1,963	1,862
Total current assets	31,541	33,886
Long-term marketable securities	7,416	10,349
Long-term inventories, net	8,565	8,708
Property and equipment, net	1,481	1,549
Intangibles, net	7,640	6,543
Deferred income taxes	7,227	6,531
Other assets	316	311
Total assets	$64,186	$67,877
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,295	$4,122
Accrued liabilities	1,975	1,843
Deferred product revenue	282	4,635
Total current liabilities	6,552	10,600
Deferred rent	81	103
Other long-term liabilities	679	607
Total liabilities	7,312	11,310

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 8,301,273 and 8,319,022 shares issued and outstanding	8	8
Additional paid-in capital	47,612	47,464
Accumulated other comprehensive income (loss)	(113)	(65)
Retained earnings	9,367	9,160
Total shareholders' equity	56,874	56,567
Total liabilities and shareholders' equity	$64,186	$67,877

CLEARONE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share values)

	Three months ended March 31,
	2018	2017
Revenue	$7,289	$11,678
Cost of goods sold	3,190	5,000
Gross profit	4,099	6,678

Operating expenses:
Sales and marketing	2,868	2,741
Research and product development	2,056	2,357
General and administrative	1,617	2,106
Total operating expenses	6,541	7,204

Operating loss	(2,442)	(526)

Other income, net	24	102

Loss before income taxes	(2,418)	(424)

Provision for (benefit from) income taxes	(572)	44

Net loss	$(1,846)	$(468)

Basic weighted average shares outstanding	8,307,125	8,768,112
Diluted weighted average shares outstanding	8,307,125	8,768,112

Basic loss per share	$(0.22)	$(0.05)
Diluted loss per share	$(0.22)	$(0.05)

Net loss	(1,846)	(468)

Comprehensive income:
Unrealized gain (loss) on available-for-sale securities, net of tax	(70)	38
Change in foreign currency translation adjustment	22	12
Comprehensive loss	(1,894)	(418)

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except per share values)

	Three months ended March 31,
	2018	2017
GAAP gross profit	$4,099	$6,678
Stock-based compensation	5	8
Non-GAAP gross profit	$4,104	$6,686

GAAP operating income (loss)	$(2,442)	$(526)
Stock-based compensation	137	171
Amortization of intangibles	248	237
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	100	484
Non-GAAP operating income (loss)	$(1,957)	$366

GAAP net income (loss)	$(1,846)	$(468)
Stock-based compensation	137	171
Amortization of intangibles	248	237
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	100	484
Tax effect of non-GAAP adjustments	(105)	(275)
Non-GAAP net income (loss)	$(1,466)	$149

GAAP net income (loss)	$(1,846)	$(468)
Number of shares used in computing GAAP income per share (diluted)	8,307,125	8,768,112
GAAP income (loss) per share (diluted)	$(0.22)	$(0.05)
Non-GAAP net income (loss)	$(1,466)	$149
Number of shares used in computing Non-GAAP income per share (diluted)	8,307,125	8,768,112
Non-GAAP income (loss) per share (diluted)	$(0.18)	$0.02

GAAP total net income (loss)	$(1,846)	$(468)
Stock-based compensation	137	171
Depreciation	132	166
Amortization of intangibles	248	237
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	100	484
Provision for (benefit from) income taxes	(572)	44
Non-GAAP Adjusted EBITDA	$(1,801)	$634